Exhibit 99.1

PRESS RELEASE

For Immediate Release

99 CENTS ONLY STORES LLC ANNOUNCES

THE EXPIRATION AND FINAL RESULTS OF OFFERS TO EXCHANGE AND CONSENT SOLICITATIONS

Los Angeles, California, December 8, 2017 — 99 Cents Only Stores LLC (the “Company”) today announced the expiration and final results of the exchange offer and consent solicitation (the “Exchange Offer”) relating to the Company’s outstanding 11% Senior Notes due 2019 (the “Existing Notes”) commenced by the Company on November 7, 2017.

The Offer expired at 11:59 p.m., New York City time, on December 7, 2017 (such time and date, the “Expiration Date”). As of the Expiration Date, according to information provided to the Company by D.F. King & Co., Inc., the Information and Exchange Agent for the Exchange Offer, approximately $242,228,000, or 96.89%, of the aggregate principal amount of outstanding Existing Notes had been validly tendered and not validly withdrawn in (i) the Exchange Offer for the Company’s newly issued 13% Cash/PIK Notes (the “New Secured Notes”) or (ii) the simultaneous exchange of Existing Notes held by affiliates of the Company’s controlling equity holders for shares of new paid-in-kind Series A-1 participating preferred stock of Number Holdings, Inc., the direct parent of the Company, with an aggregate liquidation preference of $1,000.00 per share (the “New Preferred Stock”).  No Existing Notes were tendered after the early tender date of November 30, 2017.

In addition, in the Exchange Offer, the Company received the consents from holders of the Existing Notes necessary to adopt the proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes set forth in the Company’s Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement dated November 22, 2017 (the “Amended Offering Memorandum”).   The Company expects to execute the supplemental indentures that give effect to the Proposed Amendments, which will become operative upon the settlement of the Exchange Offer.

The Company expects the settlement of the Exchange Offer to take place on or about December 14, 2017, subject to the satisfaction of customary closing conditions.

The Amended Offering Memorandum was distributed only to holders of Existing Notes that completed and returned a letter of eligibility confirming that they are “eligible holders” for the purposes of the Offer.

The New Secured Notes and New Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the New Secured Notes or the New Preferred Stock, nor shall there be any sale of the New Secured Notes or the New Preferred Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The Company can provide no assurance that the settlement of the Exchange Offer will occur on the terms described in this press release, or at all.

About 99 Cents Only Stores

Founded in 1982, 99 Cents Only Stores LLC is the leading operator of extreme value stores in California and the Southwestern United States. The Company currently operates 391 stores located in California, Texas, Arizona and Nevada. 99 Cents Only Stores LLC offers a broad assortment of name brand and other attractively priced merchandise and compelling seasonal product offerings. For more information, visit www.99only.com.

Investor Contact:

Addo Investor Relations

Lasse Glassen

(424) 238-6249

lglassen@addoir.com

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The Company has included statements in this report that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for reasons, among others, including (i) whether the conditions to the Exchange Offer that have not yet been satisfied are hereafter satisfied, (ii) general market conditions and (iii) those reasons discussed in the Amended Offering Memorandum and the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including, without limitation, those reasons discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2017. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.